SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 8, 2007 (February 5, 2007)

NATCO Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15603	22-2906892
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

2950 North Loop West, 7th Floor
Houston, Texas	77092
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (713) 683-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

NATCO Group Inc. awards annual cash bonus incentive opportunities under its annual bonus plans to senior executives and other key employees. The amount of an executive's bonus opportunity, which is expressed as a percentage of base salary in effect at the beginning of the year, depends primarily on that individual's position and responsibilities. The range of these percentages for our senior executive officers is from 50% to 75%.

The Board of Directors determined on February 5, 2007 the parameters for bonus payouts to senior executives and other key employees for 2007, which parameters are generally consistent with those used in our prior annual bonus plans. The plan is designed to unify management's efforts by using consolidated results as the primary measure of performance while recognizing segment results, business unit results and individual contribution in determining final awards. Seventy percent of each officer's bonus will be based on NATCO's corporate financial performance. Thirty percent of each officer's bonus will be based on segment performance and specific business unit and individual objectives. For other plan participants, 50% of the bonus will be based on corporate performance and 50% will be based on segment performance, business unit goals and individual performance.

The 2007 target bonuses for our named executive officers are as follows:

Name	Position	2007 Target Bonus Opportunity
John U. Clarke	Chief Executive Officer	75%
Patrick M. McCarthy	President & Chief Operating Officer	60%
C. Frank Smith	Executive Vice President	50%
Robert A. Curcio	Senior Vice President	50%
Knut Eriksen	Senior Vice President	50%
Bradley P. Farnsworth	Senior Vice President and Chief Financial Officer	50%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2007

NATCO Group Inc.

By: /s/ John U. Clarke

John U. Clarke

Chairman and Chief Executive Officer